UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 17, 2008

Date of Report

(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware

0-8176

95-1840947

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Wilshire Building

624 South Grand Avenue, Suite 2900

Los Angeles, CA 90017-3782

(Address, including zip code, of principal executive offices)

(213) 929-1800

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Because of the complexities involved in quantifying the impairment charges described below and reflecting those charges in the consolidated financial statements, SouthWest Water Company (the “Company”) has determined it will be unable to file its Annual Report on Form 10-K for the year ended December 31, 2007 on a timely basis. As required by Item 2.06 of Form 8-K, the Company is filing this Current Report to timely disclose those impairment charges.

Item 2.06  Material Impairments.

Goodwill and indefinite-lived intangible assets are tested for impairment in accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). Discounted cash flow projections are one of the principal components used in the impairment testing model. Forecasted revenues and capital expenditures, which include forecasted customer connection growth and the timing and amount of regulated rate increases, are key components of the discounted cash flow projections.

During recent impairment testing, the Company determined that revenue growth for its Texas Utilities was likely to be slower than originally projected due to downturns in overall economic conditions and new housing construction as well as a slower rate of regulated rate increases. The Company also determined that higher levels of capital expenditures than previously projected were necessary to bring the systems into regulatory compliance and to continue improving the quality of service for its customers. These factors resulted in significantly lower discounted cash flow projections than previously forecast. Based on these projections, the entire $17.2 million of goodwill associated with the Texas Utilities was found to be impaired and was charged to expense in 2007.

The Company also assesses finite-lived intangible assets and other long-lived assets, excluding goodwill, for recoverability in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). Intangible and other long-lived assets are assessed for recoverability whenever events or changes in circumstances indicate that their carrying value may not be recoverable through the estimated undiscounted future cash flows resulting from the use of the assets.

The Company has elected to sell a wholesale water and wastewater operation in Texas and believes it can consummate the sales during 2008. In accordance with SFAS No. 144, the Company determined that the carrying value of the assets may not be recoverable through the sales process. As a result, impairment charges aggregating $3.4 million were recorded to reduce the carrying value of the long-lived assets to expected realizable value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHWEST WATER COMPANY
(Registrant)

Date:	March 17, 2008	By:	/S/ CHERYL L. CLARY
			Name:	Cheryl L. Clary
			Title:	Chief Financial Officer